EXHIBIT 99.1

Amyris Reports Second Quarter 2012 Financial Results

EMERYVILLE, Calif., July 31, 2012 (GLOBE NEWSWIRE) -- Amyris, Inc. (Nasdaq:AMRS), a leading renewable chemicals and fuels company, today announced financial results for the second quarter ended June 30, 2012.

"During the second quarter, we executed on our focused strategy. We deliberately narrowed our contract manufacturing operations, and we have reduced our operating costs while continuing to make progress on our technology and commercialization activities," said John Melo, CEO of Amyris. "Amyris's industrial-scale farnesene production facility at Paraiso remains on target, with initial commissioning underway," Melo added.

Earlier today, Amyris announced the signing of an amendment to its collaboration agreement with Total. Under the enhanced collaboration, Total reaffirmed its commitment to Amyris's technology and dedicated its $82 million funding budget over the next three years exclusively for the deployment of Biofene, Amyris's renewable farnesene, for production of renewable diesel and jet fuel.

FINANCIAL RESULTS

Aggregate revenues for the quarter ended June 30, 2012 were $19.3 million versus $32.0 million in the second quarter of 2011. The decline in revenue was due to the planned wind-down of Amyris Fuels, the Company's ethanol and gasoline trading business. Cost of products sold also declined for the quarter, due principally to the aforementioned wind-down of Amyris Fuels, partially offset by increased costs associated with the production of Amyris renewable products.

Total research and development and sales, general and administrative expenses declined 11% to $40.7 million for the quarter.

GAAP net loss attributable to common stockholders for the quarter was $46.8 million ($0.81 per share) compared to a loss of $42.6 million ($0.95 per share) in the same quarter of 2011. On a non-GAAP basis, the net loss attributable to common stockholders was $37.9 million ($0.66 per share) compared to $34.7 million ($0.78 per share) in the prior year. A reconciliation of GAAP to non-GAAP results is included in this release.

The Company's balance of cash, cash equivalents and marketable securities at the end of the second quarter was $67.1 million.

About Amyris

Amyris is an integrated renewable products company focused on providing sustainable alternatives to a broad range of petroleum-sourced products. Amyris uses its industrial synthetic biology platform to convert plant sugars into a variety of hydrocarbon molecules - flexible building blocks which can be used in a wide range of products. Amyris is commercializing these products both as No Compromise® renewable ingredients in cosmetics, flavors and fragrances, polymers, lubricants and consumer products, and also as No Compromise renewable diesel and jet fuel. Amyris Brasil Ltda., a subsidiary of Amyris, oversees the establishment and expansion of Amyris's production in Brazil. More information about Amyris is available at www.amyris.com.

The Amyris, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=12462

Conference Call Information

The Company will discuss these results in a conference call scheduled for today at 2:00 pm PDT/5:00 pm EDT. Investors may access a live audio webcast of this conference call and the earnings call presentation in the investor relations section of the Company's website at http://investors.amyris.com. A replay of the webcast will be available on the investor relations section of the Company's website approximately two hours after the conclusion of the call and remain available for approximately 60 calendar days.

Forward-Looking Statements

This release contains forward-looking statements, and any statements other than statements of historical facts could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding future events (such as growth and commercialization) that involve risks and uncertainties. These statements are based on management's current expectations and actual results and future events may differ materially due to risks and uncertainties, including those associated with any delays in production and commercialization of products and other risks detailed in the "Risk Factors" section of Amyris's Form 10-K, as filed on February 28, 2012. Amyris disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Information

Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis. On a non-GAAP basis, financial measures exclude non-cash items such as stock-based compensation. Management believes that it is useful to supplement its GAAP financial statements with this non-GAAP information because management uses such information internally for its operating, budgeting and financial planning purposes. These non-GAAP financial measures also facilitate management's internal comparisons to Amyris's historical performance as well as comparisons to the operating results of other companies. In addition, Amyris believes these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its financial and operational decision making. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under U.S. GAAP when understanding Amyris's operating performance. Reconciliation between GAAP and non-GAAP financial information is provided in the financial statement tables below.

Amyris, the Amyris logo and No Compromise are trademarks or registered trademarks of Amyris, Inc.

Amyris, Inc.
Condensed Consolidated Statement of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues
Product sales	$ 15,580	$ 27,816	$ 41,887	$ 61,836
Grants and collaborations revenue	3,683	4,186	6,845	7,340
Total revenues	19,263	32,002	48,732	69,176
Costs and operating expenses
Cost of products sold	23,636	29,136	67,447	63,518
Loss on purchase commitments and write off of production assets	--	--	36,652	--
Research and development (1)	18,500	23,446	39,844	43,181
Sales, general and administrative (1)	22,231	22,249	43,946	38,227
Total costs and operating expenses	64,367	74,831	187,889	144,926
Loss from operations	(45,104)	(42,829)	(139,157)	(75,750)
Other income (expense):
Interest income	503	341	1,109	641
Interest expense	(1,260)	(304)	(2,314)	(881)
Other expense, net	(1,025)	(201)	(1,176)	(150)
Total other income (expense)	(1,782)	(164)	(2,381)	(390)
Loss before income taxes	(46,886)	(42,993)	(141,538)	(76,140)
Benefit from (provision for) income taxes	(249)	175	(493)	175
Net loss	$ (47,135)	$ (42,818)	$ (142,031)	$ (75,965)
Net loss attributable to noncontrolling interest	329	203	677	213
Net loss attributable to Amyris, Inc. common stockholders	$ (46,806)	$ (42,615)	$ (141,354)	$ (75,752)
Net loss per share attributable to common stockholders, basic and diluted	$ (0.81)	$ (0.95)	$ (2.63)	$ (1.71)
Weighted-average shares of common stock outstanding used in computing net loss per share of common stock, basic and diluted	57,442,834	44,626,721	53,828,541	44,239,104

(1) Includes stock-based compensation expense of the following for the periods presented:

Research and development	$ 1,558	$ 2,009	$ 3,071	$ 2,986
Sales, general and administrative	7,356	5,947	12,364	8,977
	$ 8,914	$ 7,956	$ 15,435	$ 11,963

Amyris, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	June 30,	December 31,
	2012	2011

Assets
Current assets:
Cash, cash equivalents and marketable securities	$ 67,119	$ 103,592
Accounts receivable, net	3,461	6,936
Inventories	8,764	9,070
Prepaid expenses and other current assets	10,086	19,873
Total current assets	89,430	139,471
Property and equipment, net	158,637	128,101
Restricted cash	953	--
Other assets	36,718	43,001
Goodwill and intangible assets	9,345	9,538
Total assets	$ 295,083	$ 320,111

Liabilities and Equity
Current liabilities:
Accounts payable	$ 20,841	$ 26,379
Deferred revenue	3,019	3,139
Accrued and other current liabilities	25,162	30,982
Capital lease obligation, current portion	2,518	3,717
Debt, current portion	44,755	28,049
Total current liabilities	96,295	92,266
Capital lease obligation, net of current portion	1,743	2,619
Long-term debt, net of current portion	35,698	13,275
Deferred rent, net of current portion	9,264	9,957
Deferred revenue, net of current portion	3,946	4,097
Other liabilities	56,853	37,085
Total liabilities	203,799	159,299

Amyris, Inc. stockholders' equity	92,033	161,052
Noncontrolling interest	(749)	(240)
Total stockholder's equity	91,284	160,812

Total liabilities and stockholders' equity	$ 295,083	$ 320,111

Amyris, Inc.
Supplemental Consolidated Financial Information
(Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Other Selected Financial Information:
Capital expenditures and deposits on property and equipment	$ 23,588	$ 16,066	$ 45,365	$ 30,479
Depreciation and amortization	$ 3,820	$ 2,726	$ 7,507	$ 4,831

Product sales
Fuels	$ 13,309	$ 27,784	$ 37,179	$ 61,804
Renewables	2,271	32	4,708	32
Total product sales	$ 15,580	$ 27,816	$ 41,887	$ 61,836

Reconciliation of GAAP to Non-GAAP Net Loss Per Share:

Net loss attributable to Amyris Inc., common stockholders (GAAP)	$ (46,806)	$ (42,615)	$ (141,354)	$ (75,752)
Stock-based compensation expense	8,914	7,956	15,435	11,963
Loss on purchase commitments and write off of production assets	--	--	36,652	--
Net loss attributable to Amyris Inc., common stockholders (Non- GAAP)	$ (37,892)	$ (34,659)	$ (89,267)	$ (63,789)

Net loss per share attributable to common stockholders, basic and diluted (GAAP)	$ (0.81)	$ (0.95)	$ (2.63)	$ (1.71)
Stock-based compensation expense	0.15	0.17	0.29	0.27
Loss on purchase commitments and write off of production assets	--	--	0.68	--
Net loss per share attributable to common stockholders, basic and diluted (Non-GAAP)	$ (0.66)	$ (0.78)	$ (1.66)	$ (1.44)
CONTACT: Amyris, Inc.
         (510) 740-7434
         investor@amyris.com